SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 17, 2025

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-14891	95-3733534
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3940 Ruffin Road, Suite C

San Diego, CA 92123

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	FKWL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective February 17, 2025, the Board of Directors appointed Ira Greenstein to the Board of Directors to replace Mr. Gary Nelson who resigned his position on the Board, also on February 17, 2025.

Mr. Greenstein is a Founding Partner of the Pierson Ferdinand LLP law firm. He previously served as Deputy Assistant and Strategist to the President during the first Trump Administration. Before his government service, he was President of IDT Corporation and Genie Energy Ltd. Mr. Greenstein holds a Bachelor of Science degree from Cornell University’s School of Industrial and Labor Relations and a Juris Doctor (JD) from Columbia University School of Law. He is currently a member of the board of Forafric Global plc. (NASDAQ: AFRI), where he serves on the Audit and Remuneration Committees.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2025	FRANKLIN WIRELESS CORP.
By: /s/ OC Kim
OC Kim, President

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